UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934





Date of report (Date of earliest event reported):      June 7, 1999

                              LEGATO SYSTEMS, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                   0-26130                      94-3077394
(State or Other Jurisdiction       (Commission                  (IRS Employer
      of Incorporation)            File Number)              Identification No.)



                 3210 Porter Drive, Palo Alto, California 94304
              (Address of Principal Executive Offices) (Zip Code)


        Company's telephone number, including area code: (415) 812-6000




         (Former Name or Former Address, if Changed Since Last Report.)

Item 5.           Other Events

         Legato(R) Systems, Inc. (Nasdaq: LGTO), the leader in the enterprise storage management software market, today announced that it has signed a definitive agreement to acquire Vinca Corporation, a Utah-based leader in high availability and data protection software.

         The transaction is expected to be accounted for under purchase accounting, and is scheduled to close in July 1999. Legato will issue a combination of stock and cash, valued at approximately $94 million. Legato expects that the acquisition of Vinca will be accretive to its 1999 earnings, excluding non-recurring merger-related costs and the ongoing amortization associated with the acquisition.


     Further  details  regarding the foregoing  transaction  is filed as Exhibit
99.1.

Item 7.  Exhibits.

Exhibit
Number       Description

2.1          Agreement and Plan of  Reorganization  dated
             as of  June  7,  1999  by and  among  Legato
             Systems,  Inc., Sundance  Acquisition Corp.,
             Vinca  Corporation,  the Canopy Group,  Inc.
             (as stockholders'  representative),  and the
             undersigned     stockholders     of    Vinca
             Corporation
99.1         Press release, dated June 7, 1999.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        LEGATO SYSTEMS, INC.



Date:  June 18, 1999           By:      /s/ Stephen C. Wise
                                        -----------------------------------

                               Name:  Stephen C. Wise

                               Title:   Senior Vice President, Finance and
                                        Administration and Chief
                                        Financial Officer

EXHIBIT INDEX


Exhibit
Number       Description

2.1          Agreement and Plan of  Reorganization  dated
             as of  June  7,  1999  by and  among  Legato
             Systems,  Inc., Sundance  Acquisition Corp.,
             Vinca  Corporation,  the Canopy Group,  Inc.
             (as stockholders'  representative),  and the
             undersigned     stockholders     of    Vinca
             Corporation

 99.1        Press release, dated June 7, 1999.

                                                                     Exhibit 2.2

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              LEGATO SYSTEMS, INC.,

                           SUNDANCE ACQUISITION CORP.,

                               VINCA CORPORATION,

          THE CANOPY GROUP, INC. (AS STOCKHOLDERS' REPRESENTATIVE), AND

                THE UNDERSIGNED STOCKHOLDERS OF VINCA CORPORATION


                                  June 7, 1999



                                TABLE OF CONTENTS



                                                                                                                  Page

ARTICLE I  THE MERGER.............................................................................................1
         1.1  The Merger..........................................................................................1
         1.2  Closing; Effective Time.............................................................................2
         1.3  Effect of the Merger................................................................................2
         1.4  Articles of Incorporation; Bylaws...................................................................2
         1.5  Directors and Officers..............................................................................2
         1.6  Effect on Capital Stock.............................................................................2
         1.7  Surrender of Certificates...........................................................................5
         1.8  No Further Ownership Rights in Target Capital Stock.................................................6
         1.9  Lost, Stolen or Destroyed Certificates..............................................................6
         1.10  Tax Consequences...................................................................................7
         1.11  Exemption from Registration; California Permit.....................................................7
         1.12  Taking of Necessary Action; Further Action.........................................................7

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF TARGET..............................................................7
         2.1  Organization, Standing and Power....................................................................8
         2.2  Capital Structure...................................................................................8
         2.3  Authority...........................................................................................9
         2.4  Financial Statements...............................................................................10
         2.5  Absence of Certain Changes.........................................................................10
         2.6  Absence of Undisclosed Liabilities.................................................................11
         2.7  Accounts Receivable................................................................................11
         2.8  Litigation.........................................................................................11
         2.9  Restrictions on Business Activities................................................................12
         2.10  Governmental Authorization........................................................................12
         2.11  Title to Property.................................................................................12
         2.12  Intellectual Property.............................................................................12
         2.13  Environmental Matters.............................................................................14
         2.14  Taxes.............................................................................................15
         2.15  Employee Benefit Plans............................................................................17
         2.16  Employees and Consultants.........................................................................19
         2.17  Related-Party Transactions........................................................................20
         2.18  Insurance.........................................................................................20
         2.19  Compliance with Laws..............................................................................21
         2.20  Brokers'and Finders'Fees..........................................................................21
         2.21  Vote Required.....................................................................................21
         2.22  Inventory.........................................................................................21
         2.23  Trade Relations...................................................................................21
         2.24  Customers and Suppliers...........................................................................21
         2.25  Material Contracts................................................................................22
         2.26  No Breach of Material Contracts...................................................................23
         2.27  Third-Party Consents..............................................................................23
         2.28  Year 2000 Compliance..............................................................................24
         2.29  Minute Books......................................................................................24
         2.30  Complete Copies of Materials......................................................................24

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB...........................................25
         3.1  Organization, Standing and Power...................................................................25
         3.2  Capitalization and Voting Rights...................................................................25
         3.3  Authority..........................................................................................26
         3.4  SEC Documents; Financial Statements................................................................27
         3.5  Absence of Certain Changes.........................................................................28
         3.6  Litigation.........................................................................................28
         3.8  Board Approval.....................................................................................28

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME..................................................................28
         4.1  Conduct of Business of Target......................................................................28
         4.2  Notices............................................................................................31

ARTICLE V  ADDITIONAL AGREEMENTS.................................................................................31
         5.1  No Solicitation....................................................................................31
         5.2  Preparation of Information Statement/Proxy Statement...............................................32
         5.3  Stockholders Meeting or Consent Solicitation.......................................................32
         5.4  Access to Information..............................................................................32
         5.5  Intentionally Left Blank...........................................................................33
         5.6  Public Disclosure..................................................................................33
         5.7  Consents; Cooperation..............................................................................33
         5.8  Update Disclosure; Breaches........................................................................34
         5.9  Affiliates Agreements..............................................................................34
         5.10  Voting and Proxy Agreements.......................................................................35
         5.11  Legal Requirements................................................................................35
         5.12  Tax-Free Reorganization...........................................................................35
         5.13  Stock Options.....................................................................................35
         5.14  Listing of Additional Shares......................................................................36
         5.15  Additional Agreements; Commercially Reasonable Efforts............................................36
         5.16  Employee Benefits.................................................................................36
         5.17  Fairness Hearing..................................................................................37
         5.18  Escrow Agreement..................................................................................37
         5.19  Indemnification...................................................................................37

ARTICLE VI  CONDITIONS TO THE MERGER.............................................................................37
         6.1  Conditions to Obligations of Each Party to Effect the Merger.......................................37
         6.2  Additional Conditions to Obligations of Target.....................................................39
         6.3  Additional Conditions to the Obligations of Acquiror and Merger Sub................................39

ARTICLE VII  TERMINATION, EXPENSES, AMENDMENT AND WAIVER.........................................................42
         7.1  Termination........................................................................................42
         7.2  Effect of Termination..............................................................................43
         7.3  Expenses...........................................................................................43
         7.4  Amendment..........................................................................................43
         7.5  Extension; Waiver..................................................................................44

ARTICLE XIII  ESCROW AND INDEMNIFICATION.........................................................................44
         8.1  Survival of Representations, Warranties and Covenants..............................................44
         8.2  Indemnity..........................................................................................45
         8.3  Escrow Fund........................................................................................45
         8.4  Damage Threshold...................................................................................46
         8.5  Escrow Period......................................................................................46
         8.6  Claims.............................................................................................46
         8.7  Objections to Claims...............................................................................46
         8.8  Resolution of Conflicts; Arbitration...............................................................47
         8.9  Shareholders'Representative........................................................................48
         8.10  Distribution Upon Termination of Escrow Period....................................................49
         8.11  Actions of the Shareholders'Representative........................................................49
         8.12  Third-Party Claims................................................................................49
         8.13  Successor to Escrow Agents........................................................................49

ARTICLE IX  RELEASE BY HOLDERS OF TARGET VOTING COMMON STOCK.....................................................50
         9.1  Release............................................................................................50

ARTICLE X  GENERAL PROVISIONS....................................................................................50
         10.1  Notices...........................................................................................50
         10.2  Interpretation....................................................................................52
         10.3  Counterparts......................................................................................52
         10.4  Entire Agreement; No Third Party Beneficiaries....................................................53
         10.5  Severability......................................................................................53
         10.6  Remedies Cumulative...............................................................................53
         10.7  Governing Law.....................................................................................53
         10.8  Assignment........................................................................................53
         10.9  Rules of Construction.............................................................................53
         10.10  California Commissioner of Corporations..........................................................54

SCHEDULES

Target Disclosure Letter
Acquiror Disclosure Letter
Option Schedule

Schedule 6.3(c)...Consents

EXHIBITS

Exhibit A.........-        Certificate of Merger
Exhibit B.........-        Escrow Agreement
Exhibit C.........-        Target Affiliate Agreement
Exhibit D.........-        Voting and Proxy Agreements
Exhibit E ........-        Side Agreement
Exhibit F.........-        FIRPTA Notice
Exhibit G-1.......         Greg Butterfield Employment Agreement
Exhibit G-2.......         Terry Dickson Employment Agreement
Exhibit H.........         Target's Legal Opinion

                      AGREEMENT AND PLAN OF REORGANIZATION



                  This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of June 7, 1999, by and among Legato Systems, Inc., a Delaware corporation ("Acquiror"), Sundance Acquisition Corp., a Delaware corporation ("Merger Sub"), Vinca Corporation, a Utah corporation ("Target"), The Canopy Group, Inc. as "Stockholders' Representative," and each of the undersigned stockholders of Target (each a "Target Stockholder" and, collectively, the "Target Stockholders"). Certain other capitalized terms used in this Agreement are as defined herein.

                                    RECITALS

                  A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Target with and into Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

                  B. Pursuant to the Merger, among other things, each outstanding share of voting common stock of Target, $0.0005 par value ("Target Voting Common Stock"), and non-voting common stock of Target, $0.0005 par value ("Target Non-Voting Common Stock," and collectively with Target Voting Common Stock, "Target Capital Stock"), shall be converted into cash and shares of common stock of Acquiror, $.0001 par value ("Acquiror Common Stock"), at the rates set forth herein.

                  C. Target, Acquiror, Merger Sub and the Target Stockholders desire to make certain representations and warranties and other agreements in connection with the Merger.

                  D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

                  NOW,   THEREFORE,   in  consideration  of  the  covenants  and
representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger"), and the applicable provisions of the Utah Revised Business Corporation Act ("Utah Law") and the General Corporation Law of the State of Delaware ("Delaware Law"), Target shall be merged with and into Merger Sub, the separate corporate existence of Target shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the date on which the Closing shall occur, the "Closing Date"). The Closing shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025, or at such other location as the parties hereto agree. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger, together with the required officers' certificates, with the Utah Department of Commerce, Division of Corporations and Commercial Code, and the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Utah Law and Delaware Law (the time and date of such filing being the "Effective Time" and the "Effective Date," respectively).

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Utah Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4      Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that
Article 1 of the Certificate of Incorporation shall be amended to read as follows: "The name of the corporation is Vinca Corporation."

(b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

1.5 Directors and Officers. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

1.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Acquiror, Merger Sub, Target, the Target Stockholders or the holders of any of Target's securities:

(a) Conversion of Target Capital Stock. The total amount of consideration (consisting of shares of Acquiror Common Stock valued as set forth below and cash) to be issued (including Acquiror Common Stock to be reserved for issuance upon exercise of unexpired and unexercised (whether vesting or vested and assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time) options then outstanding to purchase shares of Target Voting Common Stock or Target Non-Voting Common Stock (collectively, "Target Options") assumed by Acquiror pursuant to Section 1.6(c) and Section 5.13 hereof) in exchange for the acquisition by Acquiror of all outstanding Target Capital Stock ("Outstanding Target Stock") and all Target Options shall be equal to ninety-four million dollars ($94,000,000.00) (the "Total Consideration").

                  The amount of Total Consideration allocable to the Outstanding Target Stock (the "Target Stock Consideration") shall equal the product of the Total Consideration multiplied by a fraction, the numerator of which is the number of shares of Outstanding Target Stock and the denominator of which is the sum of the number of shares of Outstanding Target Stock plus the number of shares of Target Stock issuable pursuant to the exercise of Target Options. The amount of Total Consideration allocable to the Target Options (the "Target
Option Consideration") shall equal the product of the Total Consideration multiplied by a fraction, the numerator of which is the number of shares of Target Stock issuable pursuant to the exercise of Target Options and the denominator of which is the sum of the number of shares of Outstanding Target Stock plus the number of shares of Target Stock issuable pursuant to the exercise of Target Options.

                  The Target Stock Consideration shall be comprised of (i) eighteen million eight hundred thousand dollars ($18,800,000) (the "Cash Consideration") and (ii) a number of shares of Acquiror Common Stock (the "Stock Consideration") obtained by dividing (A) the amount by which the Target Stock Consideration exceeds the Cash Consideration by (B) the average of the closing sales price (the "Average Closing Price") for a share of Acquiror Common Stock as quoted on the Nasdaq National Market for the fifteen (15) trading days immediately preceding and ending on the trading day that is five (5) trading days prior to the Closing Date.

                  At the Effective Time, each share of Target Voting Common Stock and Target Non-Voting Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and Dissenting Shares (as defined in Section 1.6 (g)) will be canceled and extinguished and be converted automatically into the right to receive (i) an amount of cash equal to the Cash Consideration divided by the number of shares of Outstanding Target Stock and (ii) a number of shares of Acquiror Common Stock equal to the Stock Consideration divided by the number of shares of Outstanding Target Stock.

                  No other adjustment shall be made in the number of shares of Acquiror Common Stock or the amount of cash issued in the Merger as a result of
(x) any increase or decrease in the market price of Acquiror Common Stock prior to the Effective Time not otherwise required in order to compute the Average Closing Price, or (y) any cash proceeds received by Target from the date hereof to the Closing Date pursuant to the exercise of currently outstanding Target Options.

(b) Cancellation of Target Capital Stock Owned by Acquiror or Target. At the Effective Time, all shares of Target Capital Stock that are owned by Target as treasury stock, each share of Target Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(c) Target Stock Option Plans. At the Effective Time, the Stock Option Plan, Vinca Corporation, 1993 and The Vinca Corporation 1997 Stock Option Plan (collectively, the "Target Stock Option Plans") and all options to purchase Target Voting Common Stock and Target Non-Voting Common Stock then outstanding under the Target Stock Option Plans shall be assumed by Acquiror and all repurchase rights of Target with respect to such options shall be assigned to the Acquiror in accordance with Section 5.13.

(d) Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock, no par value, of Merger Sub ("Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall continue to evidence ownership of one share of capital stock of the Surviving Corporation.

(e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Capital Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Capital Stock occurring after the date hereof and prior to the Effective Time.

(f) Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued, but in lieu thereof each holder of shares of Target Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the average last sale price of a share of Acquiror Common Stock during the thirty (30) day period ending three days prior to the Effective Time, as reported on the Nasdaq National Market.

(g) Dissenters' Rights. Any shares of Target Capital Stock held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Sections 16-10a-1301 through 1330 of the Utah Law ("Dissenting Shares") shall not be converted into Acquiror Common Stock, but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Utah Law. Target agrees that, except with the prior written consent of Acquiror, or as required under Utah Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Stockholder") who, pursuant to the provisions of Utah Law, becomes entitled to payment of the fair value for shares of Target Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such stockholder of certificate or certificates representing shares of Target Capital Stock, (i) the number of shares of Acquiror Common Stock and (ii) the cash to which such stockholder would otherwise be entitled under this Section 1.6 and the Certificate of Merger less the cash allocable to such stockholder that have been or will be deposited in the Escrow Fund (as defined in Section 1.7(b)) pursuant to Article VIII hereof.

1.7      Surrender of Certificates.

(a) Exchange Agent. Harris Trust and Savings Bank shall act as exchange agent (the "Exchange Agent") in the Merger.

(b) Acquiror to Provide Common Stock. Promptly after the Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Acquiror may adopt, the cash and shares of Acquiror Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time, less the cash to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirements of Article VIII hereof.

(c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Target Capital Stock, whose shares were converted into the right to receive shares of cash and Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash and certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the cash that such holder has the right to receive pursuant to Section 1.6 (less the cash to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII hereof) and a certificate representing the number of whole shares of Acquiror Common Stock and payment in lieu of fractional shares, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 8.3 hereof, Acquiror shall cause to be delivered to the Escrow Agents (as defined in Section 8.3 hereof) the cash to be placed in escrow pursuant to Article VIII. Such cash shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in Article VIII. To the extent not used for such purposes, such cash shall be released, all as provided in Article VIII hereof.

(d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time that would have been previously payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Common Stock.

(e) Transfers of Ownership. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

(f) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Dissenting Shares. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the cash and number of shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 1.6 hereof.

1.8 No Further Ownership Rights in Target Capital Stock. All cash and shares of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, cash and such shares of Acquiror Common Stock (and cash in lieu of fractional shares) as may be required pursuant to
Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. No party shall take any action that would, to such party's knowledge, cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code.

1.11 Exemption from Registration; California Permit. The parties hereto expect that the shares of Acquiror Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 3(a)(10) thereof, and that the issuance of the Acquiror Common Stock and Acquiror's assumption of the Target Stock Option Plans hereunder will be qualified under the securities laws of the State of California pursuant to
Section 25121 thereof, after a fairness hearing (the "Fairness Hearing") has been held pursuant to the authority granted by Section 25142 of such law. Each of Acquiror, Merger Sub and Target shall use their respective best efforts (a) to file an application for such hearing and qualification as soon as reasonably practicable after the date of this Agreement and (b) to obtain such qualification.

1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                               ARTICLE II

      REPRESENTATIONS AND WARRANTIES OF TARGET AND THE TARGET STOCKHOLDERS

                  Target and the Target Stockholders represent and warrant to Acquiror that the statements contained in this Article II are true and correct, except as set forth in the disclosure letter delivered by Target and the Target Stockholders to Acquiror prior to the execution and delivery of this Agreement (the "Target Disclosure Letter"). The Target Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and except as set forth in the proviso that follows, the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article II; provided, however, that any item disclosed under any paragraph of the Target Disclosure Letter shall be deemed to be disclosed with respect to every other applicable paragraph if the disclosure in respect of such one paragraph of the Target Disclosure Letter is sufficient on its face to reasonably inform the reader of the Target Disclosure Letter of the information required to be disclosed in respect of other paragraphs of the Target Disclosure Letter. Any reference in this Article II to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to
(i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies. For purposes of this Agreement, "Target" will be deemed to include (and each representation and warranty will apply separately and collectively to) Target and each of Target's subsidiaries, unless the context otherwise requires.

2.1 Organization, Standing and Power. Target is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Section 10.2) on Target. Target has delivered to Acquiror a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Target, each as amended to date. Target is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Target is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Target free and clear of any liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Target or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

2.2 Capital Structure. The authorized capital stock of Target consists, as of the date of this Agreement, of 54,500,000 shares of Common Stock, par value $0.0005, of which 50,000,000 shares have been designated Voting Common Stock ("Target Voting Common Stock"), 35,614,000 of which are issued and outstanding, and 4,500,000 of which shares have been designated Non-Voting Common Stock ("Target Non-Voting Common Stock"), 195,474 of which are issued and outstanding. The issued and outstanding shares of Target are owned by the persons and in the numbers set forth on the Target Disclosure Letter. There are no other outstanding shares of capital stock or voting securities of Target and no outstanding commitments to issue any shares of capital stock or voting securities after the date of this Agreement, other than obligations of Target pursuant to the Target Stock Option Plans. Target has reserved no shares of Target Voting Common Stock and 16,000,000 shares of Target Non-Voting Common Stock (contingent upon the approval by the holders of Target Non-Voting Common Stock of an amendment to the Articles of Incorporation of Target increasing the authorized number of shares of Target Non-Voting Common Stock to 20,000,000 shares) for issuance to employees, directors and consultants pursuant to the Target Stock Option Plans, of which no shares of Target Voting Common Stock and 10,112,501 shares of Target Nonvoting Common Stock are subject to outstanding, unexercised options. The Target Disclosure Letter also sets forth a true, correct and complete list of all outstanding options ("Target Stock Options"), if any, for Target Capital Stock (which, for each outstanding option, sets forth the name of the holder of such option, the number of shares subject to such option, the type of stock subject to the option, the exercise price of such option, the number of shares as to which such option is exercisable and, if the exercisability of such option will be or is required to be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, an indication of the extent of such acceleration) (the "Option Schedule"). Such list also describes any repricing of options that has taken place since the date of the Company's incorporation. All outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights, rights of first refusal, rights of first offer or similar rights created by statute, the Articles of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. All outstanding shares of Target Non-Voting Common Stock are not and have never been subject to preemptive rights, rights of first refusal, rights of first offer or similar rights created by statute, the Articles of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. Except for (i) the rights created pursuant to this Agreement and (ii) the rights created under the Target Stock Option Plans, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target Capital Stock or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to the voting, purchase or sale of Target Capital Stock (i) between or among Target and any of its stockholders and (ii) to Target's knowledge, among any of Target's stockholders or between any of Target's stockholders and any third party. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plans have been made available to Acquiror, and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments from the form made available to Acquiror. All outstanding shares of Target Capital Stock were issued in compliance with all applicable federal and state securities laws.

2.3      Authority.

(a) Target has all requisite corporate power and authority to enter into this Agreement and the Escrow Agreement to be entered into among Acquiror, Target, the Target Stockholders, a representative of the Target Stockholders (the "Stockholders' Representative"), and an escrow agent, in substantially the form attached hereto as Exhibit B (the "Escrow Agreement") (collectively, the
"Transaction Documents") to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Target. This Agreement and the other Transaction Documents have been duly executed and delivered by Target and constitute the valid and binding obligations of Target enforceable against Target in accordance with their terms.

(b) Each of the Target Stockholders has full power and authority to enter into this Agreement and the other Transaction Documents, and to consummate the transactions contemplated hereby and thereby, and each of such agreements or documents constitutes the valid and legally binding obligation of such Target Stockholder, enforceable in accordance with their respective terms.

(c) The execution and delivery of this Agreement and the other Transaction Documents by Target do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Target, as amended, or (ii) any contract, agreement, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets, except in the case of clause (ii) as would not have a Material Adverse Effect on Target.

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, qualification by permit pursuant to Section 25121 of the securities laws of California, the securities laws of any foreign country and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

2.4 Financial Statements. Target has delivered to Acquiror its audited financial statements (balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows, including notes thereto) as of and for the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998 and its unaudited financial statements (balance sheet and statement of operations) as of and for the four-month period ended April 30, 1999 (collectively, the "Financial Statements"). Target's balance sheet as of April 30, 1999 is referred to herein as the "Target Balance Sheet." The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Target maintains a standard system of accounting established and administered in accordance with GAAP.

2.5 Absence of Certain Changes. Since April 30, 1999 (the "Target Balance Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Target; (ii) any acquisition, sale or transfer of any material asset of Target; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any Material Contract (as defined in Section 2.25) entered into by Target, other than as provided to Acquiror, or any material amendment or termination of, or default under, any Material Contract to which Target is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws of Target; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its directors, employees or consultants, except for increases in the compensation payable by Target to any non-officer employees of Target in the ordinary course of business and consistent with past practice; (viii) capital expenditures or capital commitments by Target exceeding $25,000 individually or $200,000 in the aggregate; (ix) destruction of, damage to or loss of any material assets, business or customer of Target (whether or not covered by insurance); (x) labor trouble or claim of wrongful discharge or other unlawful labor practice or action; or (xi) any negotiation or agreement by Target to do any of the things described in the preceding clauses (i) through
(x) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

2.6 Absence of Undisclosed Liabilities. Target has no material liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, individually or in the aggregate, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be set forth in the Target Balance Sheet under GAAP) that individually or in the aggregate
(i) has not been reflected in the Target Balance Sheet or (ii) has not arisen in the ordinary course of business since the Target Balance Sheet Date in amounts consistent with prior periods. Target shall not incur, as a result of entering into this Agreement or the Merger, any liability to any party (including, without limitation, Ripplewood or Bain Management Company) with whom Target has had discussions or negotiations regarding a possible merger, acquisition, combination, restructuring, refinancing or other transaction.

2.7 Accounts Receivable. The accounts receivable shown on the Target Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less the allowance for doubtful accounts and returns provided for in such balance sheet. Allowances for doubtful accounts and returns are adequate and have been prepared in accordance with the past practices of Target. The accounts receivable of Target arising after the date of the Target Balance Sheet and prior to the date hereof arose, and the accounts receivable arising prior to the Closing Date will arise, in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with the past practices of Target. None of the accounts receivable are subject to any material claim of offset or recoupment, or counterclaim and Target has no knowledge of any specific facts that would be reasonably likely to give rise to any such claim. No material amount of accounts receivable are contingent upon the performance by Target of any obligation. No agreement for deduction or discount has been made with respect to any accounts receivable.

2.8 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened (including allegations that could form the basis for future action) against Target or any of its properties or officers or directors (in their capacities as such), nor is there any reasonable basis therefor. There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. All litigation to which Target is a party (or, to the knowledge of Target, threatened to become a party) is disclosed in the Target Disclosure Letter. Target does not have any plans to initiate any litigation, arbitration or other proceeding against any third party. 2.9 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Target that has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any current or future business practice of Target, any acquisition of property by Target or the conduct of business by Target as currently conducted or as proposed to be conducted by Target.

2.10 Governmental Authorization. Target has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business or the holding of any such interest ((i) and (ii) herein collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

2.11 Title to Property. Target has good and marketable title to all of its properties, interests in properties and assets, real and personal, necessary for the conduct of its business as presently conducted or that are reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business since the Target Balance Sheet Date), or with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt that are reflected on the Target Balance Sheet. The plants, property and equipment of Target that are used in the operations of its business are in good operating condition and repair (ordinary wear and tear excepted). All properties used in the operations of Target are reflected in the Target Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. The Target Disclosure Letter identifies each parcel of real property owned by Target. For purposes of this Section 2.11, the word "property" or "properties" does not include Proprietary Rights (as defined in Section 2.12).

2.12     Intellectual Property.

(a) "Proprietary Rights" shall mean all copyrights, patents, trade secrets, trademarks, service marks, trade names, moral rights and other forms of intellectual property and industrial property rights of any sort throughout the world in and to inventions (whether or not patentable), ideas, formulae, software (in source and object code form), process engineering, art works, schematic drawings, processes, product plans, logos, know-how, databases, employee lists, customer lists and all business, technical or financial information. "Proprietary Rights" also include patent applications, copyright applications and registrations, and trademark and service mark applications and registrations.

(b) The Target Disclosure Letter identifies all of the Proprietary Rights owned by Target including, but not limited to, all patents, patent applications, copyrights, copyright applications, copyright registrations, trademarks, trademark applications, trademark registrations, service marks, service mark applications, and service mark registrations identified (the "Owned Proprietary Rights.") The Owned Proprietary Rights include all Proprietary Rights utilized by Target in connection with the conduct of business Target as conducted and as proposed to be conducted. Except as set forth on the Target Disclosure Letter, Target is the sole owner of all right, title and interest in and to all of said Owned Proprietary Rights free and clear of all liens, encumbrances, claims, interests, rights of use or restrictions whatsoever. Any of the Owned
Proprietary Rights that, as of the Closing Date, require or which are the subject of any application, registration, issuance or filing with or from any governmental agency, including without limitation the Patent and Trademark Office, have been so indicated on the Target Disclosure Letter. All such applications, registration, issuance and filings are valid and subsisting and free from any challenge or (threat thereof) and Target is not aware of any specific basis therefor. Except as set forth on the Target Disclosure Letter, all actions required as of the Closing Date to maintain all such applications, registrations, issuances or filings in full force and effect have been taken. Except as set forth in the Target Disclosure Letter, there are no outstanding options, licenses, or agreements of any kind relating to the Owned Proprietary Rights owned by Target (other than standard written agreements, the form of which has been provided to Acquiror, for end-user use of standard object code products in the ordinary course of business) nor is Target a party to any options, licenses or agreements of any kind with respect to Proprietary Rights, including but not limited to the logos, trademark, trade name, service mark and similar rights (collectively "Mark"), software, databases, source code, patents, patent rights, copyrights, trade secrets, processes and proprietary licenses, information, proprietary rights and processes of any other person or entity that relates to the business of Target as conducted or as proposed to be conducted.

(c) None of Target nor any of its products have infringed nor do any of them infringe the Proprietary Rights of any third party. Target has not misappropriated and is not misappropriating any trade secrets or proprietary confidential information of any third party, and neither the products of Target, nor the Owned Proprietary Rights include or embody any trade secret or proprietary confidential information misappropriated by Target from any Third Party. There is not pending, nor to the best of Target's knowledge threatened against Target any claim or litigation contesting the right of Target to engage in its business or employ any of the Proprietary Rights of Target. Target has taken the security measures set forth on the Target Disclosure Letter to protect the secrecy, confidentiality, and value of all of its Proprietary Rights that comprise trade secrets. Target has only disclosed confidential Proprietary Rights to third parties subject to valid, binding and enforceable non-disclosure or confidentiality agreements that with respect to Target's products and technology are at least as protective of Target as Target's standard form non-disclosure agreement included in the Target Non-Disclosure Agreement. Except as set forth in the Target Disclosure Letter, Target has not disclosed any software source code to any third parties.

(d) Each employee, consultant or other person who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed any of the Owned Proprietary Rights, or any part thereof, has been put on notice that the Owned Proprietary Rights, are proprietary to Target and are not to be divulged or used except as expressly directed by Target. Each such employee, consultant or other person has assigned or licensed all of his or her rights relating to the Owned Proprietary Rights to Target. No employee of Target is in violation of any material term relating to Proprietary Rights of any employment contract, confidentiality, proprietary information or inventions agreement, or any other contract or agreement relating to the relationship of any such employee with Target or any previous employer, and all such contracts or agreements of Target with employees are in full force and effect and are valid, binding and enforceable in accordance with their respective provisions. The employees of Target are not obligated under any contractual obligation (including licenses, covenants, or commitments of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would conflict with their obligation to use their best efforts to promote the interest of Target or that would conflict with the business of Target as conducted.

(e) There are no material contracts, commitments, leases, permits, and other instruments (written or oral) binding upon Target with respect to the Proprietary Rights except the contracts listed in the Target Disclosure Letter. Except as noted in the Target Disclosure Letter, Target has delivered to Acquiror true and complete copies of all contracts, commitments, leases, permits and instruments with respect to Proprietary Rights which are binding upon Target and any amendments thereto. All such contracts, commitments, leases, permits and other instruments binding upon Target are in full force and effect and are valid, binding and enforceable in accordance with their respective provisions. Target is not in material default nor has there occurred an event or condition that, with the passage of time or giving of notice (or both), would constitute a default with respect to the payment or performance of any obligation thereunder that could reasonably be expected to have a Material Adverse Effect on Target and there has been no alleged basis upon which such a claim could be made; and no claim of such a material default has been asserted. Target has not received any notice or notices claiming any such material default or indicating the desire or intention of any other party thereto to amend, modify, rescind or terminate the same.

     The only warranties made with respect to the ownership, infringement or misappropriation of Proprietary Rights by Target are set forth in Sections 2.8, 2.12, 2.24, 2.25, 2.26 and 2.30.

2.13 Environmental Matters. Target is and has at all times operated its business in material compliance with all Environmental Laws and no material expenditures are or will be required in order to comply with such Environmental Laws. "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. ss. 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. ss. 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq.

2.14     Taxes.

(a) All Tax returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information returns and reports) required to be filed with any Tax authority with respect to any Taxable period ending on or before the Closing, by or on behalf of Target (collectively, "Tax Returns" and individually a "Tax Return"), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Tax Returns on or before the Effective Time (and all other material Taxes due and payable on or before the Effective Time) have been or will be paid on or before such date. The Target Financial Statements for the period ended December 31, 1998, (i) fully accrue all actual and contingent liabilities for Taxes with respect to all periods through December 31, 1998 and Target has not and will not on or prior to the Closing Date incur any Tax liability in excess of the amount reflected on the December 31, 1998, Target Balance Sheet included in the Target Financial Statements with respect to such periods, other than Taxes incurred in the ordinary course of its business following December 31, 1998, and (ii) properly accrues in accordance with GAAP all material liabilities for Taxes payable after December 31, 1998 with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Target Financial Statements relating to Tax matters is true, complete and accurate in all material respects. No material Tax liability since December 31, 1998 has been incurred by Target other than in the ordinary course of business.

(b) Target has previously provided or made available to Acquiror true and correct copies of all income, franchise, and sales Tax Returns, and, as reasonably requested by Acquiror, prior to or following the date hereof, presently existing information statements and reports. Target has withheld and paid to the applicable financial institution or Tax authority all amounts required to be withheld. No Tax Returns filed with respect to Taxable years of Target through the Taxable year ended December 31, 1994 in the case of the United States have been examined and such Taxable years are now closed. Target (or any member of any affiliated or combined group of which Target has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns. There is no material claim, audit, action, suit, proceeding, or (to the knowledge of Target) investigation now pending or (to the knowledge of Target) threatened against or with respect to Target in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax authority has been received by Target, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax authority that could, if determined adversely to Target, materially and adversely affect the liability of Target for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Target. Target has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. Target is in full compliance with all the terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither Target nor any person on behalf of Target has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by Target. Target has never elected to be treated as an S Corporation pursuant to Section 1362(a) of the Code. None of the assets of Target is property that Target is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former
Section 168(f)(8) of the Code. None of the assets of Target directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets of Target is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Target has not made and will not on or prior to the Closing Date make a consent dividend election under
Section 565 of the Code. Target has never been a party to any transaction intended to qualify under Section 355 of the Internal Revenue Code or any corresponding provision of state law. Target has not participated in (and will not on or prior to the Closing Date participate in) an international boycott within the meaning of Section 999 of the Code. No Target stockholder is other than a United States person within the meaning of the Code. Target does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country and Target has not engaged in a trade or business within any foreign country. All material elections with respect to Target's Taxes made during the fiscal years ending, December 31, 1996, 1997 and 1998 are reflected on the Target Tax Returns for such periods, copies of which have been provided or made available to Acquiror. After the date of this Agreement, no material election with respect to Taxes will be made without the prior written consent of Acquiror, which consent will not be unreasonably withheld or delayed. To the knowledge of Target, Target is not party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes. Target is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which Target is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4)), 162(a) (by reason of being unreasonable in amount), 162(b) through (p) or 404 of the Code. Target is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) that includes a party other than Target nor does Target owe any amount under any such Agreement. Target is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Target has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

(c) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used in this Section 2.14, the term "Target" means Target and any entity included in, or required under GAAP to be included in, any of the Target Financial Statements.

(d) Notwithstanding the foregoing provisions of this Section 2.14, for purposes of this Agreement, no breach of any representation, warranty or covenant set forth in this Section 2.14 shall be deemed to have occurred unless all such breaches, taken in the aggregate, result in a Material Adverse Effect.

2.15     Employee Benefit Plans.

(a) For all purposes under this Section 2.15 "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) that, together with Target, is treated as a single employer under Section 4001(b) of ERISA or Section 414 of the Code. Except for the plans and agreements listed in the Target Disclosure Letter (collectively, the "Plans"), Target and its ERISA Affiliates do not maintain, are not a party to, do not contribute to and are not obligated to contribute to, and employees or former employees of Target and its ERISA Affiliates and their dependents or survivors do not receive benefits under, any of the following (whether or not set forth in a written document):

(i) Any employee benefit plan, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

(ii) Any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, cafeteria benefit, dependent care, director or employee loan, fringe benefit, sabbatical, severance, termination pay or similar plan, program, policy, agreement or arrangement; or (iii) Any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

(b) Neither Target nor any ERISA Affiliate has, since January 1, 1993, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

(c) Target has provided to Acquiror complete, accurate and current copies of each of the following:

(i) The text (including amendments) of each of the Plans, to the extent reduced to writing;

(ii) A summary of each of the Plans, to the extent not previously reduced to writing;

(iii) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

(1) The most recent summary plan description, as described in section 102 of ERISA;

(2)  Any  summary  of  material  modifications  that  has  been  distributed  to
participants  but  has  not  been   incorporated  in  an  updated  summary  plan
description furnished under subparagraph (1) above; and

(3) The annual report, as described in section 103 of ERISA, and (where applicable) actuarial reports, for the three most recent plan years for which an annual report or actuarial report has been prepared; and

(iv) With respect to each Plan that is intended to qualify under section 401(a) of the Code that is not set forth in a standardized prototype document the most recent determination letter concerning the plan's qualification under section
401(a) of the Code, as issued by the Internal Revenue Service, and any subsequent determination letter application. With respect to each Plan that is intended to qualify under section 401(a) of the Code and is set forth in a standardized prototype document the most recent opinion letter, as issued by the Internal Revenue Service.

(d) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

(e) With respect to each Plan that is subject to COBRA, the requirements of COBRA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

(f) With respect to each Plan that is subject to the Family Medical Leave Act of 1993, as amended, the requirements of such Act applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

(g) Each Plan that is intended to qualify under section 401(a) of the Code meets the requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Code and the regulations thereunder. Each such Plan has been administered in accordance with its terms (or, if applicable, such terms as will be adopted pursuant to a retroactive amendment under section 401(b) of the Code) and the applicable provisions of ERISA and the Code and the regulations thereunder, except to the extent that a failure to be so administered would not have a Material Adverse Effect.

(h) Neither Target nor any ERISA Affiliate has any accumulated funding deficiency under section 412 of the Code or any termination or withdrawal liability under Title IV of ERISA, except to the extent that any such liability would not have a Material Adverse Effect.

(i) All contributions, premiums or other payments due from the Target to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of Target. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

2.16     Employees and Consultants.

(a) Target has provided Acquiror with a true and complete list of all individuals employed by the Company as of the date hereof and the position of and base compensation payable to each such individual. The Target Disclosure Letter contains a list of any written, and a description of any oral, employment agreements, consulting agreements or termination or severance agreements to which Target is a party.

(b) Target is not a party to or subject to a labor union or a collective bargaining agreement or arrangement and is not a party to any labor or employment dispute.

(c) The consummation of the transactions  contemplated herein will not result in
(i) the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of Target may be entitled, (ii) the forgiveness of any indebtedness of any employee, director or independent contractor of Target or (iii) any cost becoming due or accruing to Target or the Acquiror with respect to any employee, director or independent contractor of Target.

(d) Target is not obligated and upon consummation of the Merger will not be obligated to make any payment or transfer any property that would be considered a "parachute payment" under section 280G(b)(2) of the Code.

(e) To the knowledge of Target, no employee of Target has been injured in the work place or in the course of his or her employment except for injuries that are covered by insurance or for which a claim has been made under workers' compensation or similar laws.

(f) Target has complied in all material respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the best knowledge of Target, the information and documents on which Target relied to comply with IRCA are true and correct; and there have not been any discrimination complaints filed against Target pursuant to IRCA, and to the knowledge of Target, there is no basis for the filing of such a complaint.

(g) Target has not received or been notified of any complaint by any employee, applicant, union or other party of any discrimination or other conduct forbidden by law or contract, nor to the knowledge of Target, is there a basis for any complaint, except such complaints as could not reasonably be expected to have a Material Adverse Effect.

(h) Target's action in complying with the terms of this Agreement will not violate any agreements with any of Target's employees.

(i) Target has filed all required reports and information with respect to its employees that are due prior to the Closing Date and otherwise has complied in its hiring, employment, promotion, termination and other labor practices with all applicable federal and state law and regulations, including without limitation those within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of Labor and state and local human rights or civil rights agencies, except to the extent that any such failure to file or comply would not have a Material Adverse Effect on the Company. Target has filed and shall file any such reports and information that are required to be filed prior to the Closing Date.

(j) Target is not aware that any of its employees or contractors is obligated under any agreement, commitments, judgment, decree, order or otherwise (an "Employee Obligation") that could reasonably be expected to interfere with the use of his or her best efforts to promote the interests of Target or that could reasonably be expected to conflict with any of Target's business as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement nor the conduct of Target's business as conducted or proposed, will, to Target's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation.

2.17 Related-Party Transactions. No employee, officer, or director of Target or member of his or her immediate family is indebted to Target, nor is Target indebted (or committed to make loans or extend or guarantee credit) to any of them. None of such persons has any direct or indirect ownership interest in any firm or corporation with which Target is affiliated or with which Target has a business relationship, or any firm or corporation that provides data storage management or data availability products or services, except to the extent that employees, officers, or directors of Target and members of their immediate families own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of Target is directly or indirectly interested in any material contract with Target (it being agreed that for purposes of this sentence a material contract is a contract providing for payments to or from Target in excess of $100,000).

2.18 Insurance. Target has policies of insurance and bonds of the type and in the amounts shown on the Target Disclosure Letter. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

2.19 Compliance with Laws. Target has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Target.

2.20 Brokers' and Finders' Fees. Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.21 Vote Required. The affirmative vote of the holders of (i) fifty percent (50%) of Target Voting Common Stock outstanding on the record date set for the Target Stockholders Meeting (as defined in Section 5.3) and (ii) fifty percent (50%) of Target Non-Voting Common Stock outstanding on the record date set for the Target Stockholders Meeting are the only votes of the holders of any of Target's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby.

2.22 Inventory. The inventories shown on the Target Balance Sheet or thereafter acquired by Target, consisted and consist of items of a quantity and quality usable or salable in the ordinary course of business. The values at which inventories are carried reflect the inventory valuation policy of Target, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. Since April 30, 1999, due provision was made on the books of Target in the ordinary course of business consistent with past practice to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate.

2.23 Trade Relations. Target has not within the past two years terminated its relationship with or refused to ship products to any dealer, distributor, OEM, reseller, third party marketing entity or customer that had theretofore paid or been obligated to pay Target in excess of Fifty Thousand Dollars ($50,000) over any consecutive twelve (12) month period. No claims have been communicated or threatened against Target with respect to wrongful termination of any dealer, distributor, OEM, reseller, third party marketing entity or customer, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, no specific situation, set of facts, or occurrence provides any valid basis for any such claim.

2.24 Customers and Suppliers. As of the date hereof, no customer that individually accounted for more than 2% of Target's gross revenues during the 12 month period preceding the date hereof, and no supplier of Target, has canceled or otherwise terminated, or made any threat to Target to cancel or otherwise terminate its relationship with Target for any reason including, without limitation the consummation of the transactions contemplated hereby, or has at any time on or after December 31, 1998 decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and no such supplier or customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be. Target has not breached in any manner whatsoever, including but not limited to a breach that provides a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

2.25 Material Contracts. Except for the material contracts described in the Target Disclosure Letter (collectively, the "Material Contracts"), Target is not a party to or bound by any material contract, including without limitation:

(a)  any  distributor,   sales,   advertising,   agency  or  manufacturer's
representative contract;

(b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $50,000 over the life of the contract;

(c) any contract that expires or may be renewed at the option of any person other than the Target so as to expire more than one year after the date of this Agreement;

(d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

(e) any contract for capital expenditures in excess of $25,000 individually and $200,000 in the aggregate;

(f) any contract limiting the freedom of the Target to engage in any line of business or to compete with any other Person as that term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any confidentiality, secrecy or non-disclosure contract;

(g)      any contract pursuant to which Target leases any real property;

(h) any contract pursuant to which Target leases of machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

(i) any contract with any person with whom the Target does not deal at arm's length;

(j) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person;

(k) any license, sublicense or other agreement to which Target is a party (or by which it or any Proprietary Rights owned or licensed by Target is bound or subject) and pursuant to which any person has been or may be assigned, authorized to use, or given access to any Proprietary Rights owned or licensed by Target other than (A) access to or use of standard object code product pursuant to customary standard non-exclusive end-user, object code, internal-use software written license and support/maintenance agreements entered into in the ordinary course of business, the forms of which have been provided to Acquiror or (B) access provided in the ordinary course of business under a customary standard written nondisclosure/nonuse agreement, a form of which has been provided to Acquiror;

(l) any license, sublicense or other agreement pursuant to which Target has been or may be assigned or authorized to use, or has or may incurred any obligation in connection with, (A) any third party Proprietary Rights or (B) any Target Proprietary Rights other than customary standard non-exclusive end-user, object code, internal-use software written license and support/maintenance agreements entered into in the ordinary course of business, the forms of which have been provided to Acquiror; (m) any agreement pursuant to which Target has deposited or is required to deposit with an escrow holder or any other person or entity, all or part of the source code (or any algorithm or documentation contained in or relating to any source code) of any Target Proprietary Rights ("Source Materials"); and

(n) any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of personal injury, damage to property or Proprietary Rights infringement, misappropriation or violation or warranting the lack thereof, other than indemnification provisions contained in a customary standard written end-user object code product license arising in the ordinary course of business, a form of which has been provided to Acquiror.

2.26 No Breach of Material Contracts. The Target has (i) performed all of the obligations required to be performed by it, (ii) is entitled to all benefits under, and (iii) is not alleged to be in default in respect of, any Material Contract, except in the case of clauses (i) or (ii) as would not have a Material Adverse Effect on Target. Each of the Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Target or with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of the time or the happening of any other event or conditions, could reasonably be expected to (A) become a default or event of default under any Material Contract, which default or event of default could reasonably be expected to have a Material Adverse Effect on Target or (B) result in the loss or expiration of any material right or option by Target (or the gain thereof by any third party) under any Material Contract or (C) result in or relate to the release, disclosure or delivery to any third party of any part of the Source Materials (as defined in Section 2.25(m)). True, correct and complete copies of all Material Contracts have been delivered to the Acquiror.

2.27 Third-Party Consents. The Target Disclosure Letter lists each Material Contract for which the consent, waiver or approval of any third party to such Material Contract is required thereunder in connection with the transactions contemplated by this Agreement or for such Material Contract to remain in effect without modification after the Closing. Such list is complete and accurate.

2.28     Year 2000 Compliance.

(a) With respect to any product or computer software that Target licenses, distributes or sells to third parties, the following representations and warranties shall apply: In accordance with the provisions of the Year 2000 Information and Readiness Disclosure Act, Target has prepared and published a Year 2000 Readiness Disclosure. The Year 2000 Readiness Disclosure with respect to any product or technology that Target licenses, distributes or sells to third parties is set forth on the web page titled "Vinca Product Year 2000 Compliance Status". The Year 2000 Readiness Disclosure published by Target on its web site is accurate, complete and not misleading. A copy of the Year 2000 Readiness Disclosure is included in Section 2.28 of the Target Disclosure Letter. For the avoidance of doubt, the Year 2000 Readiness Disclosure includes, without limitation, date data century recognition, calculations that accommodate same century and multi-century formulas and date values, and date data values correctly reflect the century.

(b) With respect to any other computer software or systems used by Target in the operation of its business as presently conducted, the following representations and warranties shall apply: Target does not have knowledge of any failure or inablility of such software or systems to accurately process date data (including, but not limited to, calculating, comparing, sequencing, storing and rendering) from, into, during and between the 20th and 21st centuries, including leap year calculations, or knowledge that the software or systems will malfunction or produce any invalid or incorrect results as a result of, or shall not be compatible with in all respects, dates on or after January 1, 2000 ("Year 2000 Compliance"). Year 2000 Compliance shall include, without limitation, date data century recognition, calculations that accommodate same century and multi-century formulas and date values, and date data values correctly reflect the century.

(c) There is no other or further representation or warranty concerning any Year 2000 issue.

2.29 Minute Books. The minute books of Target made available to Acquiror contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

2.30 Complete Copies of Materials. Target has delivered or made available true and complete copies of each document that has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target.

ARTICLE III.......

            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

                  Acquiror and Merger Sub represent and warrant to Target that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by Acquiror to Target prior to the execution and delivery of this Agreement (the "Acquiror Disclosure Letter"). The Acquiror Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and except as set forth in the proviso that follows, the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article III; provided, however, that any item disclosed under any section of the Acquiror Disclosure Letter shall be deemed to be disclosed with respect to every other applicable section if the disclosure in respect of such one section of the Acquiror Disclosure Letter is sufficient on its face to reasonably inform the reader of the Acquiror Disclosure Letter of the information required to be disclosed in respect of other sections of the Acquiror Disclosure Letter. Any reference in this Article III to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and
(ii) the availability of specific performance, injunctive relief and other equitable remedies. For purposes of this Agreement, "Acquiror" will be deemed to include (and each representation and warranty will apply separately and collectively to) Acquiror and each of Acquiror's subsidiaries, unless the context otherwise requires.

3.1 Organization, Standing and Power. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror and Merger Sub, respectively. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror and Merger Sub, each as amended to date, to Target.

3.2 Capitalization and Voting Rights. The authorized capital stock of Acquiror consists of 200,000,000 shares of Common Stock, $.0001 par value, and 5,000,000 shares of Preferred Stock, $.0001 par value, of which there were issued and outstanding as of March 31, 1999, 38,088,073 shares of Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities of Acquiror other than shares of Acquiror Common Stock issued after March 31, 1999, upon (i) the exercise of options issued under Acquiror's 1995 Stock Option/Stock Issuance Plan (the "Acquiror Stock Option Plan") or (ii) the exercise of subscription rights outstanding as of such date under the Acquiror Employee Stock Purchase Plan (the "Acquiror ESPP"). The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $.0001 par value, all of which are issued and outstanding and are held by Acquiror. All outstanding shares of Acquiror have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof and are not subject to preemptive rights, rights of first refusal or other similar rights created by statute, the Certificate or Certificate of Incorporation or Bylaws of Acquiror or Merger Sub or any agreement to which Acquiror or Merger Sub is a party or by which it is bound. As of March 31, 1999, Acquiror had reserved (i) 8,687,380 shares of Common Stock for issuance to employees, directors and independent contractors pursuant to the Acquiror Stock Option Plan, of which 6,114,017 shares are subject to outstanding, unexercised options, and (ii) 1,600,000 shares of Common Stock for issuance to employees pursuant to the Acquiror ESPP, of which 795,057 shares are available for issuance. Other than as set forth above and the commitment to issue shares of Common Stock pursuant to this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Acquiror or Merger Sub is a party or by which either of them is bound obligating Acquiror or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Acquiror or Merger Sub or obligating Acquiror or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable, will not be subject to any preemptive or other statutory right of stockholders, will be issued in compliance with applicable U.S. Federal and state securities laws and will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

3.3      Authority.

(a) Each of Acquiror and Merger Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Acquiror and Merger Sub. This Agreement and the other Transaction Documents have been duly executed and delivered by each of Acquiror and Merger Sub and constitute the valid and binding obligations of each of Acquiror and Merger Sub.

(b) The execution and delivery of this Agreement and the other Transaction Documents by Acquiror and Merger Sub do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate or Certificate of Incorporation or Bylaws of Acquiror or Merger Sub, as amended, or (ii) any contract, agreement, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Merger Sub or any of their respective properties or assets, except in the case of clause (ii) as would not have a Material Adverse Effect on Acquiror or Merger Sub.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement or the other Transaction Documents by Acquiror or the consummation by Acquiror of the transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2, (ii) the filing of a Form 8-K with the SEC and National Association of Securities Dealers ("NASD") as required by law after the Closing Date, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iv) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger and upon exercise of the options under the Target Stock Option Plans assumed by Acquiror, (v) qualification by permit pursuant to Section 25121 of the securities laws of California, (vi) the filing of a registration statement on Form S-8, as contemplated by Section 5.13 of this Agreement, and (vii) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement or the other Transaction Documents.

3.4 SEC Documents; Financial Statements. Acquiror has furnished to Target a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Acquiror since December 31, 1998, and, prior to the Effective Time, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). In addition, Acquiror has made available to Target all exhibits to the Acquiror SEC Documents filed prior to the date hereof, and will promptly make available to Target all exhibits to any additional Acquiror SEC Documents filed prior to the Effective Time. To Acquiror's and Merger Sub's knowledge, all documents required to be filed as exhibits to the Target SEC Documents have been so filed, and to Acquiror's and Merger Sub's knowledge, all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and to Acquiror's and Merger Sub's knowledge, neither Acquiror nor Merger Sub is in default thereunder. To Acquiror's and Merger Sub's knowledge, as of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and to Acquiror's and Merger Sub's knowledge, none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document. To Acquiror's and Merger Sub's knowledge, the financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and to Acquiror's and Merger Sub's knowledge, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). To Acquiror's and Merger Sub's knowledge, the Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

3.5 Absence of Certain Changes. Since March 31, 1999 (the "Acquiror Balance Sheet Date"), Acquiror has conducted its business in the ordinary course consistent with past practice and there has not occurred, to Acquiror's and Merger Sub's knowledge, any (i) change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Acquiror or (ii) any change by Acquiror in its accounting methods, principles or properties.

3.6 Litigation. Except as disclosed in the Acquiror SEC Documents, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or any of its subsidiaries, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror.

3.7 Board Approval. The Boards of Directors of Acquiror and Merger Sub have unanimously approved this Agreement and the Merger.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Acquiror), to carry on Target's and Target's subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Target further agrees to (i) pay and to cause Target's subsidiaries to pay debts and Taxes when due, (ii) subject to Acquiror's consent to the filing of material Tax Returns, if applicable, to pay or perform other obligations when due, (iii) to use all reasonable efforts consistent with past practice and policies to preserve intact Target's and Target's subsidiaries' present business organizations, keep available the services of Target's and Target's subsidiaries' present officers and key employees and preserve Target's and Target's subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with Target and Target's subsidiaries, to the end that Target's and Target's subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Closing Date and (iv) to provide all assistance reasonably requested by Acquiror's independent accountants to audit or review the Financial Statements (provided that Acquiror shall pay the fees and expenses of such accountants in conducting such audit or review). Target agrees to promptly notify Acquiror of any event or occurrence not in the ordinary course of Target's and Target's subsidiaries' business, and of any event that could have a Material Adverse Effect on Target. Without limiting the foregoing, except as expressly contemplated by this Agreement, Target shall not cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

(a) Charter Documents. Cause or permit any amendments to its Articles of Incorporation or Bylaws, except for an amendment to Target's Articles of Incorporation increasing the number of authorized shares of Non-Voting Common Stock to 20,000,000 shares;

(b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except at cost from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

(c) Material Contracts. Enter into any material contract, agreement, license or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, agreements or licenses;

(d) Stock Option Plans, etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

(e) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Target Voting Common Stock or Target Non-Voting Common Stock pursuant to the exercise of stock options or other rights therefor outstanding as of the date of this Agreement;

(f) Intellectual Property. Transfer to or license any person or entity, or otherwise extend, amend or modify, any Proprietary Rights, other than the grant of non-exclusive licenses in the ordinary course of business consistent with past practice;

(g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, manufacturing or other exclusive rights of any type or scope with respect to any of its products or technology;

(h) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets that are material, individually or in the aggregate, to its business, taken as a whole;

(i) Indebtedness. Incur or commit to incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

(j) Leases. Enter into any operating lease requiring payments in excess of $10,000;

(k) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Financial Statements;

(l) Capital Expenditures. Incur or commit to incur any capital expenditures in excess of $50,000 in the aggregate;

(m) Insurance. Materially reduce the amount of any insurance coverage provided by existing insurance policies;

(n) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

(o) Employee Benefits; Severance. Take any of the following actions: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees in the ordinary course of business and in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee,
(iii) enter into any collective bargaining agreement, (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees; provided, however, that the foregoing provisions of this subsection shall not apply to any amendments to employee benefit plans described in ERISA Section 3(3) that may be required by law; or (v) award or increase interests under the Target Stock Option Plans;

(p) Lawsuits. Commence a lawsuit or arbitration proceeding other than (i) for the routine collection of bills, or (ii) for a breach of this Agreement;

(q) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole;

(r) Taxes. Make any material tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any tax return (other than any estimated tax returns, immaterial information returns, payroll tax returns or sales tax returns) or any amendment to a tax return, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment, provided that Acquiror shall not unreasonably withhold or delay approval of any of the foregoing actions;

(s) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business; or

(t) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (s) above, or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

4.2 Notices. Target shall give all notices and other information required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

5.1      No Solicitation.

(a) From and after the date of this Agreement until the Effective Time, Target shall not, directly or indirectly, through any officer, director, employee, financial advisor, attorney, representative or agent, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of all or substantially all of the assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Target, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Takeover Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Takeover Proposal, or (iii) agree to, approve or recommend any Takeover Proposal. In addition, from and after the date of this Agreement until the Effective Time, Target shall discontinue any existing discussions or negotiations in progress with any third party about a potential Takeover Proposal.

(b) Without limiting the foregoing, it is understood that any violations of the restrictions set forth in this paragraph by any officer, director, employee, financial advisor, attorney, representative or agent, whether or not acting on behalf of Target, shall be deemed to be a breach of this Section 5.1 by Target.

(c) Target shall notify Acquiror immediately (and no later than 24 hours) after Target (or its advisors or agents) becomes aware of any Takeover Proposal or any request for information in connection with a Takeover Proposal or for access to the properties, books or records of Target by any person or entity that informs Target that it is considering making, or has made, a Takeover Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

5.2 Preparation of Information Statement/Proxy Statement. As soon as practicable after the execution of this Agreement, Target shall prepare, with the cooperation of Acquiror, an Information Statement/Proxy Statement for the stockholders of Target to approve this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby. The Information Statement/Proxy Statement shall constitute a disclosure document for the offer and issuance of the shares of Acquiror Common Stock to be received by the holders of Target Capital Stock in the Merger. Acquiror and Target shall each use its best efforts to cause the Information Statement/Proxy Statement to comply with applicable federal and state securities laws requirements. Each of Acquiror and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement/Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement/Proxy Statement. Target will promptly advise Acquiror, and Acquiror will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Acquiror shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement/Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement/Proxy Statement shall contain the recommendation of the Board of Directors of Target that the Target stockholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of Target. Anything to the contrary contained herein notwithstanding, Target shall not include in the Information Statement/ Proxy Statement any information with respect to Acquiror or its affiliates or associates, the form and content of which information shall not have been approved by Acquiror prior to such inclusion.

5.3 Stockholders Meeting or Consent Solicitation. Target shall promptly after the date hereof take all actions necessary to either (i) call a meeting of its stockholders to be held for the purpose of voting upon this Agreement and the
Merger (the "Target Stockholders Meeting") or (ii) commence a consent solicitation to obtain such approvals. Target will, through its Board of Directors, recommend to its stockholders approval of such matters as soon as practicable after the date hereof. Target shall use all reasonable efforts to solicit from its stockholders proxies or consents in favor of such matters.

5.4      Access to Information.

(a) Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target and its subsidiaries as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

(b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

(c) No information or knowledge  obtained in any investigation  pursuant to this
Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger; provided, however, that nothing herein shall limit Target's obligation to update the Target Disclosure Letter pursuant to Section
5.8 hereof.

5.5      Intentionally Left Blank.

5.6 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by Acquiror to comply with the rules and regulations of the SEC or any obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

5.7      Consents; Cooperation.

(a) Each of Acquiror and Target shall promptly apply for or otherwise seek, and use all reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger and shall use all commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

(b) Each of Acquiror and Target shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate and use all commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Acquiror shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the earlier of (i) the date specified in
Section 7.1(b) (or any later date permitted pursuant to the proviso in Section 7.1(b)) or (ii) the date of a ruling preliminarily enjoining the Merger issued by a court of competent jurisdiction. Each of Acquiror and Target shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

(c) Notwithstanding the foregoing, neither Acquiror nor Target shall be required to agree, as a condition to any approval, to divest itself of or hold separate any subsidiary, division or business unit that is material to the business of such party and its subsidiaries, taken as a whole, or the divestiture or holding separate of which would be reasonably likely to have a Material Adverse Effect on (A) the business, properties, assets, liabilities, financial condition or results of operations of such party and its subsidiaries, taken as a whole or
(B) the benefits intended to be derived as a result of the Merger.

5.8 Update Disclosure; Breaches. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party, by written update to its Disclosure Letter, of (i) the occurrence or non-occurrence of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Target or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement that would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. The delivery of any notice pursuant to this Section 5.8 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

5.9 Affiliates Agreements. Upon the execution of this Agreement, Target will provide Acquiror with a list of those persons who are, in Target's reasonable judgment, "affiliates" of Target, within the meaning of Rule 145 under the Securities Act ("Rule 145"). Each such person who is an "affiliate" of Target within the meaning of Rule 145 is referred to herein as an "Affiliate." Target shall provide Acquiror such information and documents as Acquiror shall reasonably request for purposes of reviewing such list and shall notify the Acquiror in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Upon execution of this Agreement, Target shall deliver to Acquiror an executed affilate agreement, in the form attached hereto as Exhibit C ("Target Affiliate Agreement"), from each of the Affiliates of Target that is also a stockholder of Target. Prior to the Effective Time, Target shall use its reasonable commercial efforts to deliver to Acquiror an executed Target Affiliate Agreement from each of the other Affiliates of Target. Acquiror shall be entitled to place appropriate legends on the certificates evidencing any Acquiror Common Stock to be received by Affiliates, consistent with the terms of the Target Affiliate Agreement.

5.10 Voting and Proxy Agreements. Upon execution of this Agreement, Target shall, on behalf of Acquiror and pursuant to the request of Acquiror, cause each of the Affiliates of Target to execute and deliver to Acquiror a Voting and Proxy Agreement substantially in the form of Exhibit D attached hereto.

5.11 Legal Requirements. Each of Acquiror and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

5.12 Tax-Free Reorganization. Neither Target, Acquiror nor Merger Sub will, either before or after consummation of the Merger, take any action which, to the knowledge of such party, would cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368.

5.13     Stock Options.

(a) At the Effective Time, the Target Stock Option Plans and each outstanding option to purchase shares of Target Capital Stock under the Target Stock Option Plans, whether vested or unvested, shall be assumed by Acquiror, in such manner that Acquiror (i) is "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Code, or (ii) to the extent that Section 424 of the Code does not apply to any such Target Options, would be a transaction within Section 424 of the Code, and Target's repurchase right with respect to any unvested option shares granted under the Target Stock Option Plans shall be assigned to Acquiror. On the Closing Date, Target shall deliver to Acquiror an updated Option Schedule current as of such date. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plans immediately prior to the Effective Time, except that (i) such option shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Capital Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Option Exchange Ratio (as defined in subsection (b) below), and rounded down to the nearest whole number of shares of Acquiror Common Stock, and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option shall be equal to the quotient determined by dividing the exercise price per share of Target Capital Stock at which such option was exercisable immediately prior to the Effective Time, by the Option Exchange Ratio, rounded up to the nearest whole cent. The options so assumed by Acquiror shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within thirty (30) business days after the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Target Stock Option Plans, a document in form and substance reasonably satisfactory to Target evidencing the foregoing assumption of such option by Acquiror.

(b) The Option Exchange Ratio shall equal the quotient obtained by dividing the Per Share Option Consideration (as defined in the following sentence) by the number of shares of Target Stock issuable pursuant to the exercise of Target Options. The Per Share Option Consideration shall equal the quotient obtained by dividing the Target Option Consideration by the Average Closing Price.

(c) Acquiror shall take all corporate action necessary to reserve and make available for issuance a sufficient number of shares of Acquiror Common Stock for delivery under Target Stock Options assumed in accordance with this Section
5.13. Within ten (10) business days after the Effective Time, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Acquiror Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

(d) Grant of Stock Options. On or before the Effective Time, Acquiror shall obtain the approval of its Board of Directors to grant options to purchase up to 250,000 shares of Acquiror's Common Stock to employees of Target who become employees of Acquiror or its subsidiaries, provided that the actual number of such shares and the employees who receive such grants shall be determined by Acquiror in its sole discretion. Any such option grants shall be in accordance with Acquiror's standard policies for option grants and shall provide, among other things, for an exercise price of Acquiror's Common Stock equal to the fair market value of such stock on the date of grant and other customary vesting conditions and restrictions.

5.14 Listing of Additional Shares. Prior to the Effective Time, Acquiror shall file with Nasdaq a Notification Form for Listing of Additional Shares with respect to the Total Acquiror Shares.

5.15 Additional Agreements; Commercially Reasonable Efforts. Each of the parties agrees to use their commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of Target described in Section 5.3, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the constituent corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

5.16 Employee Benefits. Acquiror shall take such reasonable actions, to the extent permitted by Acquiror's benefits program, as are necessary to allow eligible employees of Target to participate in the benefit programs of Acquiror, or alternative benefits programs in the aggregate substantially comparable to those applicable to employees of Acquiror on similar terms, as soon as practicable after the Closing Date. To the extent permitted by Acquiror's benefit plans, from and after the Closing Date, Acquiror shall grant all employees of Target credit for all service (to the same extent as service with Acquiror is taken into account with respect to similarly situated employees of Acquiror) with Target prior to the Closing Date for (i) eligibility purposes and
(ii) for purposes of vacation accrual after the Closing Date as if such service with Target was service with Acquiror.

5.17 Fairness Hearing. Acquiror will as promptly as practicable after execution hereof, file (i) a permit application under Section 25121 of California Law with the California Commissioner of Corporations (the "Commissioner") and (ii) a request for a hearing to be held by the Commissioner to consider the terms, conditions and fairness of the transactions contemplated by this Agreement and the Certificate of Merger pursuant to Section 25142 of California Law ("Fairness Hearing"). As soon as permitted by the Commissioner, Target shall cause the mailing of the hearing notice to all holders of securities entitled to receive such notice pursuant to the requirements of the rules of the Commissioner and California Law. Target shall furnish to Acquiror such data and information as is reasonably necessary for Acquiror' preparation and filing of the permit application, the request for the hearing and the hearing notice.

5.18 Escrow Agreement. On or before the Closing Date, the parties to the Escrow Agreement shall execute and deliver the Escrow Agreement.

5.19 Indemnification. From and after the Effective Time, Acquiror and the Surviving Corporation jointly and severally shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of Target or any of its subsidiaries (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under Target's Articles of Incorporation, Bylaws (as in effect on the date hereof) and indemnification agreements in effect as of the Effective Time (provided, however, that Target covenants that it will not enter into indemnification agreements or modify existing indemnification agreements between the date of this Agreement and the Effective Time, except as required by law and except that officers and directors of Target may execute a form of indemnification agreement in the form previously provided to Acquiror or its counsel); provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

(a) Target Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the holders of the requisite number of shares of Target Capital Stock entitled to vote on the Merger and outstanding as of the record date set for the Target Stockholders Meeting or solicitation of stockholder consents, and any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Code shall have been approved by such number of stockholders of Target as is required by the terms of Section 280G(b)(5)(B).

(b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

(c) Governmental Approval. Acquiror and Target and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act.

(d) Tax Opinion. Each of Target and Acquiror shall have received a written opinion from their respective counsel (or, in the case of Target, from Parsons Behle & Latimer) to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, which opinions shall be substantially identical in substance. In preparing the Target and the Acquiror tax opinions, counsel may rely on reasonable assumptions and may also rely on (and to the extent reasonably required, the parties and Target's stockholders shall make) reasonable representations related thereto in letters addressed to Target and Acquiror and in the forms satisfactory to legal counsel for both Target and Acquiror. In the event that Target's counsel is unwilling to deliver such opinion, this condition shall be met if Acquiror's counsel delivers such opinion in form reasonably satisfactory to Target.

(e) Listing of Additional Shares. The filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Voting Common Stock in the Merger and upon exercise of the options under the Target Stock Option Plans assumed by Acquiror shall have been made.

(f) Fairness Hearing. The Commissioner of Corporations for the State of California shall have approved the terms and conditions of the transactions contemplated by this Agreement and the Certificate of Merger and the fairness of such terms and conditions pursuant to Section 25142 of the California Statute following a fairness hearing and shall have issued a Permit under Section 25121 of the California securities laws for the issuance of (i) the Acquiror Common Stock to be issued in the Merger, (ii) the options to purchase Acquiror Common Stock issuable to former holders of Target Stock Options and (iii) the Acquiror Common Stock issuable on exercise of the Target Stock Options to be assumed by Acquiror.

(g) Side Agreement. Each of Acquiror and The Canopy Group, Inc. shall have entered into the Side Agreement in the form attached hereto as Exhibit E.

(h) Acquiror Stockholder Approval. If required under Delaware Law or the rules and regulations promulgated by NASDAQ, this Agreement and the Merger shall have been approved and adopted by the holders of the requisite number of shares of Acquiror Common Stock.

6.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

(a) Representations, Warranties and Covenants. Each representation and warranty of Acquiror and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except, (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Acquiror and Merger Sub, taken as a whole (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded),
(B) for changes contemplated by this Agreement and (C) for those representations and warranties that address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on Acquiror and Merger Sub, taken as a whole, as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Acquiror Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded). Target shall have received a certificate with respect to the foregoing signed on behalf of Acquiror by an authorized officer of Acquiror.

(b) Agreements and Covenants. Acquiror and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Target shall have received a certificate to such effect signed on behalf of Acquiror by an authorized officer of Acquiror.

(c) No Material Adverse Changes. There shall not have occurred any Material Adverse Effect on Acquiror since the date of this Agreement.

6.3 Additional Conditions to the Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

(a) Representations, Warranties and Covenants. Each representation and warranty of Target contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Target (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded), (B) for changes contemplated by this Agreement and (C) for those representations and warranties that address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on Target as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Target Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded). Acquiror shall have received a certificate with respect to the foregoing signed on behalf of Target by an authorized officer of Target.

(b) Agreements and Covenants. Target shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Acquiror shall have received a certificate to such effect signed on behalf of Target by the Chief Executive Officer and the Chief Financial Officer of Target.

(c) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Target set forth on Schedule 6.3(c) hereto.

(d) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiaries following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

(e) No Material Adverse Changes. There shall not have occurred any Material Adverse Effect on Target and its subsidiaries, taken as a whole, since the date of this Agreement.

(f)  Target  Affiliate  Agreements.   Acquiror  shall  have  received  from  the
Affiliates of Target an executed Target Affiliate Agreement in substantially the form attached hereto as Exhibit C.

(g) FIRPTA Certificate. Target shall, prior to the Closing Date, provide Acquiror with a properly executed FIRPTA Notification Letter, substantially in the form of Exhibit F attached hereto, which states that shares of capital stock of Target do not constitute "United States real property interests" under
Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Target shall have provided to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and substantially in the form of Exhibit F attached hereto along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

(h) Resignation of Directors. The directors of Target in office immediately prior to the Effective Time shall have resigned as directors of Target effective as of the Effective Time.

(i) 401(k) Plan. If requested by Acquiror, Target shall terminate its 401(k) Profit Sharing Plan by resolution of Target's board of directors effective as of a date prior to the Closing and shall take all necessary steps to effect such termination following the Closing, in compliance with the requirements of ERISA.

(j) Employment Agreements. Greg Butterfield shall have entered into an Employment Agreement in the form attached hereto as Exhibit G-1. Terry Dickson shall have entered into an Employment Agreement in the form attached hereto as Exhibit G-2.

(k) Legal Opinion. Acquiror shall have received a legal opinion from Target's legal counsel, in substantially the form attached hereto as Exhibit H.

(l) Proprietary Information and Inventions Agreements. All of the employees of Target shall have entered into a Proprietary Information and Inventions Agreements in a form reasonably acceptable to Acquiror.

(m) Securities Exemption. The Acquiror shares to be issued in the Merger shall be exempt from registration under the Securities Act of 1933, as amended.

(n) Amendment of Target Articles of Incorporation. Target shall have filed an amendment to its Articles of Incorporation, which amendment shall increase the number of authorized shares of Non-Voting Common Stock to 20,000,000.

(o) Patent Opinion. Acquiror shall have received at least fifteen (15) days before the Closing a legal opinion (the "Patent Opinion") from Workman, Nydegger and Seeley, patent counsel to Target, regarding the matters set forth on Exhibit I hereto, and such opinion shall be reasonably acceptable as to form and substance to Acquiror and its patent counsel; provided, however, that if Target delivers the Patent Opinion to Acquiror at least fifteen days before the Closing, and Acquiror does not deliver a notice rejecting the Patent Opinion to Target on or before the fifteenth day after Acquiror's receipt of the Patent Opinion, then Acquiror shall be deemed to have waived this condition to closing.

ARTICLE VII.......

                   TERMINATION, EXPENSES, AMENDMENT AND WAIVER

7.1 Termination. At any time prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(f), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target, this Agreement may be terminated:

(a) by mutual consent duly authorized by the Board of Directors of Acquiror and Target;

(b) by either Acquiror or Target, if, without fault of the terminating party, the Closing shall not have occurred on or before September 30, 1999 (or November 30, 1999, if the only condition remaining unfulfilled as of September 30, 1999 is approval of any Governmental Entity and Target and Acquiror are using their respective reasonable commercial efforts to obtain such approvals) (provided that (i) a later date may be agreed upon in writing by the parties hereto, or
(ii) the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

(c) by Acquiror, if (i) Target shall breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within five (5) days following receipt by Target by written notice of such breach, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c) shall not be available to Acquiror where Acquiror is at that time in material breach of this Agreement, or (ii) for any reason, other than Acquiror's failure to comply with Section 5.17 hereof, Target fails to call and hold the Target Stockholders Meeting or obtain solicitation of stockholder consents by September 30, 1999;

(d) by Target, if Acquiror shall breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within five (5) days following receipt by Acquiror of written notice of such breach, provided that the right to terminate this Agreement by Target under this Section 7.1(d) shall not be available to Target where Target is at that time in material breach of this Agreement;

(e) by either Target or Acquiror if a court of competent jurisdiction or other Governmental Entity shall have issued a non-appealable final order, decree or ruling or taken any other non-appealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

(f) by either Acquiror or Target, if at the Target Stockholders Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of Target in favor of this Agreement and the Merger shall not have been obtained (provided that the right to terminate this Agreement under this Section 7.1(f) shall not be available to Target where the failure to obtain target stockholder approval shall have been caused by the action or failure to act of Target and such action or failure to act constitutes a material breach by Target of this Agreement). A material breach by Target of Section 5.1, 5.2 or
5.3 hereof will constitute a material breach hereunder.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub, Target or the Target Stockholders or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement and the party committing the breach acted with intent to breach, in bad faith, or recklessly; provided that, the provisions of
Section 7.3 (Expenses) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement. Each of the Acquiror and Target agrees that notwithstanding anything to the contrary in this Agreement, if (i) the representations and warranties of Target and the Target Stockholders contained in Article II of this Agreement shall have been true and correct as of the date of this Agreement, but are not true following the date of this Agreement other than as a result of Target's or the Target Stockholders' intentional noncompliance, bad faith, or reckless behavior, (ii) Target and the Target Stockholders shall have complied with all obligations and covenants set forth in this Agreement (including, but not limited to, those contained in Article IV and Article V of this Agreement), and (iii) Acquiror shall have terminated this Agreement pursuant to Section 7.1, then Acquiror and Merger Sub shall not be entitled to any claim for damages under this Agreement. In addition, each of the Acquiror and Target agrees that notwithstanding anything to the contrary in this Agreement, if (i) the representations and warranties of Acquiror and Merger Sub contained in Article III of this Agreement shall have been true and correct as of the date of this Agreement, but are not true following the date of this Agreement other than as a result of Acquiror's or Merger Sub's intentional, bad faith, or reckless behavior, (ii) Acquiror and Merger Sub shall have complied with all obligations and covenants set forth in this Agreement (including, but not limited to, those contained in Article IV and Article V of this Agreement), and (iii) Target shall have terminated this Agreement pursuant to Section 7.1, then Target and each Target Stockholder shall not be entitled to any claim for damages under this Agreement.

7.3 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense; provided, however, that if the Merger is consummated (i) Acquiror shall pay up to an aggregate of $150,000 of out-of-pocket fees and expenses of advisors, legal counsel and accountants for the Target and the Target Stockholders and (ii) Target Stockholders shall pay any fees and expenses of advisors, legal counsel and accountants in excess of $150,000. If Acquiror or Target receives any invoices for amounts in excess of said amounts, it may pay such fees; provided, however, that such payment shall, if not promptly reimbursed by the Target Stockholders at Acquiror's request, constitute "Damages" recoverable under the Escrow Agreement and such Damages shall not be subject to the Damage threshold (as defined in Section 8.4 hereof).

7.4 Amendment. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Target shall not
(i) alter or change the amount or kind of consideration to be received on conversion of the Target Capital Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Target Capital Stock.

7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                           ESCROW AND INDEMNIFICATION

8.1 Survival of Representations, Warranties and Covenants. Notwithstanding any investigation conducted before or after the Closing Date, and notwithstanding any actual or implied knowledge or notice of any facts or circumstances that Acquiror, Merger Sub, Target or the Target Stockholders may have as a result of such investigation or otherwise, Acquiror, Merger Sub, Target and the Target Stockholders will be entitled to rely upon the other party's representations, warranties, agreements and covenants set forth in this Agreement. The representations and warranties of Acquiror and Merger Sub will survive the Closing and continue in full force and effect until the date twelve (12) months following the Closing Date, at which time such representations and warranties and any liability of Acquiror and Merger Sub with respect to such representations and warranties will terminate. The obligations of Target and Target Stockholders with respect to their representations, warranties, agreements and covenants will survive the Closing and continue in full force and effect until the date twelve (12) months following the Closing Date (the "Termination Date"), at which time, subject to Sections 8.2 and 8.5, the representations, warranties, agreements and covenants of Target and Target Stockholders set forth in this Agreement (other than any such Tax Provisions (as defined below)) and any liability of the Target Stockholders with respect to such representations, warranties, agreements and covenants will terminate. Any representations, warranties, agreements or covenants of Target or the Target Stockholders relating to Tax matters (including, without limitation, those contained in Sections 2.14, 4.1 and 5.12) (collectively, "Tax Provisions") and any liability of the Target Stockholders with respect thereto will survive the Closing and continue in full force and effect until the date eighteen (18) months following the Closing Date (the "Tax Provisions Termination Date"), at which time such representations, warranties, agreements and covenants and any Liability of Target and Target Stockholders with respect to such representations, warranties, agreements and covenants will terminate. If a claim is made by either party prior to the expiration of any representations, warranties, agreements or covenants, such claim shall survive until such claim is finally resolved.

8.2 Indemnity. From and after the Closing Date, and subject to the provisions of
Section 8.1, Acquiror and Merger Sub (on or after the Closing Date) shall be indemnified and held harmless by the Target Stockholders against, and reimbursed for, any actual liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense, including reasonable attorneys' fees and expenses, and the costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof, imposed on or reasonably incurred by Acquiror or Merger Sub as a result of any breach of any representation, warranty, agreement or covenant on the part of Target or the Target Stockholders under this Agreement (collectively the "Damages"). "Damages" as used herein is not limited to matters asserted by third parties, but includes Damages incurred or sustained by Acquiror or its subsidiaries in the absence of claims by a third party. Notwithstanding Section 10.6, if the Closing occurs, claims against the Escrow Fund (as defined in Section 8.3) in accordance with this Article VIII shall be the exclusive remedy of Acquiror and Merger Sub for breaches of representation, warranties, agreements and covenants by Target and the Target Stockholders in the Transaction Documents (other than the Tax Provisions), except to the extent any such breaches results from fraud. Any claim by Acquiror or Merger Sub as a result of a violation or breach of any Tax Provision by Target or Target Stockholders will be satisfied as follows: If the claim is made on or prior to the Termination Date, such claim will be satisfied from the Escrow Fund in accordance with the Article VIII; if the claim is made after the Termination Date and on or prior to the Tax Provisions Termination Date, Acquiror and Merger Sub will be entitled to pursue any legal remedies available to them against the Target Stockholders; provided, however, that in no event will the liability of the Target Stockholders for any breach of any Tax Provision exceed seven million dollars ($7,000,000), less any amounts received by Acquiror or Merger Sub from the Escrow Fund in satisfaction of claims made against the Escrow Fund. If the Closing occurs, Target shall have no obligations to the Target Stockholders on or after the Closing Date.

8.3 Escrow Fund. As security for the indemnity provided for in Section 8.2 hereof, seven million dollars ($7,000,000) of the Cash Consideration issuable to the Target Stockholders (the "Escrow Amount") pursuant to Section 1.6(a) shall be deposited by Acquiror in an escrow account with Merrill Lynch (or other mutually acceptable person or institution) as of the Closing Date, such deposit, together with any interest earned on such cash, to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in this Agreement and the provisions of the Escrow Agreement to be executed and delivered pursuant to
Section 5.18. Louis Cole and Ray Noorda shall act as joint escrow agents with respect to the Escrow Fund (the "Escrow Agents"). The Escrow Amount shall be allocated among the Target Stockholders on a pro-rata basis in accordance with the number of shares of Target Capital Stock held by the Target Stockholders at the Effective Time. The Canopy Group, Inc. hereby agrees to diligently monitor the amount of funds in the Escrow Fund. If at any time during the Escrow Period the Escrow Fund is worth less than seven million dollars ($7,000,000) solely as a result of the depreciation in value of the investment of the Escrow Fund, The Canopy Group, Inc. hereby agrees to immediately provide written notice of such fact to the Acquiror and the Stockholders' Representative. Within three (3) business days of the Stockholders' Representative's receipt of such notice, The Canopy Group, Inc. hereby agrees to (a) deposit cash in the Escrow Fund in an amount sufficient to bring the aggregate value of the Ecrow Fund to at least seven million dollars ($7,000,000) and (b) provide a certificate to the Acquiror executed by Ray Noorda or another authorized officer of The Canopy Group, Inc. certifying that such additional funds were deposited in the Escrow Fund.

8.4 Damage Threshold. Notwithstanding the foregoing, Acquiror may not receive any cash from the Escrow Fund unless and until an Officer's Certificate (as defined in Section 8.6 below) identifying Damages the aggregate amount of which exceeds $500,000 (the "Damage Threshold") has been delivered to the Escrow Agents as provided in Section 8.5 below and such amount is determined pursuant to this Article VIII to be payable, in which case Acquiror shall receive cash equal in value to the amount of Damages in excess of $500,000. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of Acquiror shall be disregarded.

8.5 Escrow Period. The Escrow Period shall terminate at the expiration of twelve
(12) months after the Closing Date; provided, however, that a portion of the cash held in escrow that is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agents prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

8.6 Claims. Upon receipt by the Escrow Agents on or before the Termination Date of a certificate signed by the chief financial or chief executive officer of Acquiror (an "Officer's Certificate") for a claim against the Escrow Fund:

(a) stating that Acquiror has incurred, paid or properly accrued or knows of facts giving rise to a reasonable probability that it will have to incur, pay or accrue Damages in an aggregate stated amount with respect to which Acquiror is entitled to payment from the Escrow Fund pursuant to this Agreement; and

(b) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was incurred, paid or properly accrued, or the basis for such anticipated liability, the specific nature of the breach to which such item is related, the Escrow Agents shall, subject to the provisions of Section 8.7 of this Agreement, deliver to Acquiror cash in the Escrow Fund in an amount necessary to indemnify Acquiror for the Damages claimed. All cash subject to such claims shall remain in the Escrow Fund until Damages are actually incurred or paid or the Acquiror determines in its reasonable good faith judgment that no Damages will be required to be incurred or paid (in which event such cash shall be distributed to the Target Stockholders in accordance with Section 8.10 below).

8.7 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agents pursuant to Section 8.6, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Representative (along with a copy of any supporting documents reasonably available to Acquiror that relate to the claims set forth in the Officer's Certificate). For a period of thirty (30) days after such delivery to the Escrow Agents, the Escrow Agents shall make no delivery of cash pursuant to Section 8.6 hereof unless the Escrow Agents shall have received written authorization from the Stockholders' Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agents shall make delivery of the cash in the Escrow Fund in accordance with Section 8.6 hereof, provided that no such payment or delivery may be made if the Stockholders' Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agents and to Acquiror prior to the expiration of such thirty (30) day period.

8.8      Resolution of Conflicts; Arbitration.

(a) In case the Stockholders' Representative shall so object in writing to any claim or claims by Acquiror made in any Officer's Certificate delivered pursuant to Section 8.6(a), the Stockholders' Representative and Acquiror shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Representative and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agents. The Escrow Agents shall be entitled to rely on any such memorandum and shall distribute the cash from the Escrow Fund in accordance with the terms thereof.

(b) If no such agreement can be reached after good faith negotiation and both the Acquiror and the Stockholders' Representative shall mutually agree, either Acquiror or the Stockholders' Representative may request arbitration of the matter. If both the Acquiror and the Stockholders' Representative agree to submit the matter to arbitration, the arbitration shall be governed by the procedures set forth below in Section 8.8(c).

(c) Acquiror and the Stockholders' Representative shall jointly select an arbitrator. If Acquiror or the Stockholders' Representative fail to agree upon a single arbitrator within thirty (30) days, an arbitrator shall be selected for them by the American Arbitration Association ("AAA"). The decision of the arbitrator so selected as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to the Agreement, and, notwithstanding anything in Section 8.6, the Escrow Agents shall be entitled to act in accordance with such decision and make or withhold payments or distributions out of the Escrow Fund in accordance with such decision. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the commercial rules then in effect of the American Arbitration Association (the "AAA"). Such arbitration shall be conducted by one
(1) arbitrator chosen by mutual agreement of Acquiror and the Stockholders' Representative, or failing such agreement, an arbitrator appointed by the AAA. There shall be limited discovery prior to the arbitration hearing as follows:
(a) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrator upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. Any order or award of the arbitrator in accordance with the foregoing shall be final, binding and conclusive as to the parties to this Article VIII. For purposes of this
Section 8.8, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Acquiror shall be deemed to be the Non-Prevailing Party unless the arbitrators award Acquiror more than one-half (1/2) of the amount in dispute; otherwise, the Target Stockholders for whom shares of Acquiror Common Stock otherwise issuable to them have been deposited in the Escrow Fund shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

(d) If the Acquiror and the Stockholders' Representative do not agree to resolve their disputes pursuant to Section 8.8(a) hereof and do not agree to submit the dispute to binding arbitration pursuant to Section 8.8(b) hereof, then either the Acquiror or the Stockholders' Representative may pursue any legal remedies available to it, including without limitation injunctive relief.

8.9      Stockholders' Representative.

(a) The Canopy Group, Inc. shall be constituted and appointed as the Stockholders' Representative for and on behalf of the Target Stockholders to give and receive notices and communications, to authorize delivery to Acquiror of the cash from the Escrow Fund from the Target Stockholders in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Representative for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten (10) days' prior written notice to Acquiror. The Stockholders' Representative may resign upon thirty (30) days notice to the parties to this Agreement and the Target Stockholders. No bond shall be required of the Stockholders' Representative, and the Stockholders' Representative shall receive no compensation for his or her services. Notices or communications to or from the Stockholders' Representative shall constitute notice to or from each of the Target Stockholders. The Board of Directors of The Canopy Group, Inc. agrees to grant authority to the President or another officer of such company to make decisions on behalf of The Canopy Group, Inc. with respect to The Canopy Group, Inc.'s obligations as Stockholders' Represenative.

(b) The Stockholders' Representative shall not be liable for any act done or omitted hereunder as Stockholders' Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target Stockholders shall severally indemnify the Stockholders' Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

(c) The Stockholders' Representative shall have reasonable access to information about Target and the reasonable assistance of Target's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Stockholders' Representative shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

8.10 Distribution Upon Termination of Escrow Period. Within five (5) business days following the Termination Date, the Escrow Agents shall deliver to the Target Stockholders all of the cash in the Escrow Fund in excess of any amount of such cash reasonably necessary to satisfy any unsatisfied or disputed claims for Damages specified in any Officer's Certificate delivered to the Escrow Agents on or before the Termination Date and any unsatisfied or disputed claims by the Stockholders' Representative under Section 8.9. As soon as all such claims have been resolved, the Escrow Agents shall deliver to the Target Stockholders all cash remaining in the Escrow Fund and not required to satisfy such claims. Deliveries of cash to the Target Stockholders pursuant to this section shall be made in proportion to the allocation set forth in Section 8.3.

8.11 Actions of the Stockholders' Representative. A decision, act, consent or instruction of the Stockholders' Representative shall constitute a decision of all Target Stockholders for whom cash otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Target Stockholder, and the Escrow Agents and Acquiror may rely upon any decision, act, consent or instruction of the Stockholders' Representative as being the decision, act, consent or instruction of each and every such Target
Stockholder. The Escrow Agents and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Representative.

8.12 Third-Party Claims. In the event Acquiror becomes aware of a third-party claim that Acquiror believes may result in a demand against the Escrow Fund, Acquiror shall notify the Stockholders' Representative of such claim, and the Stockholders' Representative shall be entitled, at his expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that Acquiror may not effect the settlement of any such claim without the consent of the Stockholders' Representative, which consent shall not be unreasonably withheld. In the event that the Stockholders' Representative has consented to any such settlement, the Stockholders' Representative shall have no power or authority to object under
Section 8.6 or any other provision of this Article VIII to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement

8.13 Successor to Escrow Agents. If Ray Noorda or Louis Cole is for any reason unwilling or unable to serve as Escrow Agent during the term of this Escrow Agreement, such Escrow Agent may resign as Escrow Agent by giving at least thirty (30) days prior written notice to each of Acquiror, Target and the Stockholders' Representative, such resignation to be effective thirty (30) days following the date such notice is given. In addition, Acquiror and the Stockholders' Representative may jointly remove either Ray Noorda or Louis Cole as escrow agent at any time with or without cause, by an instrument (which may be executed in counterparts) given to such Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent shall be appointed (a) by Acquiror with the approval of the Stockholders' Representative, which approval shall not be unreasonably withheld, if the resigning or removed Escrow Agent was Louis Cole or (b) by the Stockholders' Representative with the approval of the Acquiror, which approval shall not be unreasonably withheld, if the resigning or removed Escrow Agent was Ray Noorda. Any such successor escrow agent shall deliver to Acquiror and the Stockholders' Representative a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the escrow agent hereunder.

                                   ARTICLE IX
                RELEASE BY HOLDERS OF TARGET VOTING COMMON STOCK

9.1 Release. Target was incorporated in Utah on August 1, 1990. Target's Articles of Incorporation have been amended from time to time since the date of incorporation. At all times between the date of incorporation and June 3, 1999, Target's Articles of Incorporation contained one or more provisions granting certain holders of Target capital stock preemptive rights. From the date of incorporation until April 27, 1993, all stockholders of Target had preemptive rights. On April 27, 1993, Target amended its Articles of Incorporation to create voting common stock and non-voting common stock. Between April 27, 1993 and June 3, 1999, only holders of Target Voting Common Stock had preemptive rights. All preemptive rights of the holders of Target Voting Common Stock were terminated on June 3, 1999. Acquiror has requested that Target provide written documentation evidencing Target's compliance with all of its obligations under the preemptive rights provisions in the Articles of Incorporation. Target does not currently have copies of all of such documentation. Accordingly, Acquiror has requested that each of the Target Stockholders waive any and all rights or claims any of such persons may have or may have had in the past as a result of the preemptive rights provisions. In consideration for Acquiror's entering into this Agreement, each of the Target Stockholders waives and releases and promises never to assert any claims or causes of action, whether or not now known, against Target, Acquiror, Merger Sub, and any of their past or present predecessors, successors, subsidiaries, officers, directors, agents, employees and assigns, with respect to any matter related to the preemptive rights provisions contained in Target's Articles of Incorporation or similar contractual rights of first offer, rights of first refusal or similar rights contained in any contracts or agreements.

                                    ARTICLE X

                               GENERAL PROVISIONS

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

(a)      if to Acquiror or Merger Sub, to:

         .........                  Legato Systems, Inc.
         .........                  3210 Porter Drive
         .........                  Palo Alto, CA 94304
         .........                  Attention:  President
         .........                  Facsimile No.: (650) 842-9426
         .........                  Telephone No.: (650) 812-6000

         .........                  with a copy to:

                                    Gunderson Dettmer Stough Villeneuve
                                    Franklin & Hachigian, LLP
         .........                  155 Constitution Drive
         .........                  Menlo Park, CA 94025
         .........                  Attention:       Robert V. Gunderson, Jr.
         .........                  Facsimile No.: (650) 321-2400
         .........                  Telephone No.: (650) 321-2800

(b)      if to Target or the Target Stockholders, to:

         .........                  Vinca Corporation
         .........                  1201 N. 800 E.
         .........                  Orem, UT 84097
         .........                  Attention:  President
         .........                  Facsimile No.: (801) 229-9120
         .........                  Telephone No.:  (801) 437-8100

         .........                  with a copy to:

         .........                  Parr Waddoups Brown Gee & Loveless
         .........                  185 South State Street, Suite 1300
         .........                  Salt Lake City, UT 84111
         .........                  Attention:  Scott Loveless
         .........                  Facsimile No.: (801) 532-7750
         .........                  Telephone No.: (801) 532-7840

(c)      if to the Stockholder Representative, to:

                                    The Canopy Group, Inc.
         .........                  240 West Center Street
         .........                  Orem, UT 84057
         .........                  Attention:  President
         .........                  Facsimile No.: (801) 229-2223
         .........                  Telephone No.:  (801) 229-2458

         .........                  with a copy to:

                                    Parsons Behle & Latimer
         .........                  201 South Main Street, Suite 1800
         .........                  Salt Lake City, UT 84111
         .........                  Attention:       Brent Christensen
         .........                  Facsimile No.: (801) 536-6111
         .........                  Telephone No.: (801) 532-1234

10.2 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole; provided, however, that (i) the effects of changes that are generally applicable to the industry and market in which the Acquiror or Target operates (as the case may be) and (ii) any adverse effect on the Target resulting from the execution of this Agreement and the consummation of the transactions contemplated by this Agreement shall be excluded from the determination of Material Adverse Effect. In this Agreement, any reference to a party's "knowledge" means such facts and other information that are as of the date of determination actually known to any vice president, president, chief financial officer or any officer superior to any of the foregoing of such party. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 7, 1999. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.4 Entire Agreement; No Third Party Beneficiaries. This Agreement, the other Transaction Documents and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Letter and the Acquiror Disclosure Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except for the rights of the Target Stockholders and optionholders to receive the consideration set forth in Article I of this Agreement.

10.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within Santa Clara County, California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

10.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

10.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.10 California Commissioner of Corporations. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                  IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized and the Stockholders' Representative, the Escrow Agent and the Target Stockholders have executed this Agreement, all as of the date first written above.


                                "TARGET":
                                VINCA CORPORATION


                                 By:
                                    Alan Rudd
                                    President and Chief Executive Officer



                                 "STOCKHOLDERS' REPRESENTATIVE":
                                 THE CANOPY GROUP, INC.


                                 By:
                                    Ralph Yarro
                                    President and Chief Executive Officer

                                  "ACQUIROR":
                                  LEGATO SYSTEMS, INC.



                                  By:
                                     Louis C. Cole
                                     President and Chief Executive Officer




                                  "MERGER SUB":
                                  SUNDANCE ACQUISITION CORP.


                                  By:
                                         Louis C. Cole
                                         President and Chief Executive Officer

                             "TARGET STOCKHOLDERS":





                             The Canopy Group, Inc.


                             By:
                                     Ralph Yarro
                                     President and Chief Executive Officer




                             Noorda Family Trust


                             By:
                                     Ray Noorda
                                     Trustee

                            Schedule 6.3(c)--Consents


OEM Distribution Agreement by and between Target and IBM Corporation effective June 22, 1995, and any amendments thereto, including but not limited to, Amendment Number Three effective May 31, 1996 and Amendment Number Four effective August 14, 1997

Business Development Agreement by and between Target and Novell, Inc. effective September 1996, Statement of Work Number 1 dated November 14, 1996 and Statement of Work Number 2 dated November 11, 1997

Windows NT Source Code License Agreement by and between Target and Microsoft Corporation effective November 23, 1998

                                    EXHIBIT I

     Acquiror shall have received a non-infringement legal opinion on U.S. Patent No. 5,819,020 from Workman, Nydegger and Seeley, patent counsel to Target, reasonably acceptable as to form and substance to Acquiror and its patent counsel.

                                                                    Exhibit 99.1

Editorial Contact:
Corporate Affairs
925.556.4100 ext. 1302
tterry@legato.com

Investor Contact:
Stephen C. Wise
Chief Financial Officer
650.812.6102
swise@legato.com


FOR IMMEDIATE RELEASE




LEGATO SYSTEMS, INC. ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE VINCA CORPORATION

                 Extends Leadership in Data Availability Market

PALO ALTO, CA, June 7,1999 - Legato(R) Systems, Inc. (Nasdaq: LGTO), the leader in the enterprise storage management software market, today announced that it has signed a definitive agreement to acquire Vinca Corporation, a Utah-based leader in high availability and data protection software. The combination of the two companies, in conjunction with Legato's recently completed acquisition of FullTime Software, Inc., will create the industry's largest provider of data availability software solutions for distributed systems.

The transaction is expected to be accounted for under purchase accounting, and is scheduled to close in July 1999. Legato will issue a combination of stock and cash, valued at approximately $94 million. Legato expects that the acquisition of Vinca will be accretive to its 1999 earnings, excluding non-recurring merger-related costs and the ongoing amortization associated with the acquisition.

"The acquisition of Vinca will extend our data availability solution set beyond our already robust set of FullTime offerings. Together, we will now provide a breadth of coverage unmatched in the data availability marketplace," said Louis
C. Cole, president and CEO of Legato Systems, Inc. "The combined offerings with Vinca dramatically extends Legato's reach far beyond our current leadership positions in high-end NT and UNIX to mixed Windows NT, NetWare, and OS/2 environments." The combined operation will lead the evolving data availability marketplace with a commanding market position.

The addition of Vinca's award-winning StandbyServer product family, including versions for Windows NT, NetWare, and OS/2 Warp, will directly complement Legato's continuum of high availability and fault tolerant solutions that already include Legato FullTime Cluster and FullTime Data for NT and UNIX, Legato NetWorker for NT, UNIX and NetWare, and Legato GEMS for distributed management.


"We are very pleased to be a part of the Legato team," said Alan D. Rudd, president and CEO of Vinca. "Our products and technologies are very complementary and we share very similar business and operating models. We see a very rapid and straightforward integration between the two companies and significant ongoing leverage as we provide new and expanded solutions to a combined installed base of more than 75,000 customers," Rudd concluded.

The acquisition also brings to Legato significant new OEM relationships, a set of over 300 Vinca-certified distributors, more than 2,700 Vinca-certified engineers, new centers of engineering expertise, as well as 55,000 licenses and 20,000 customers worldwide.

David Hill, senior analyst, advanced analytical software for the Aberdeen Group, said, "The addition of Vinca's high availability, clustering, and service-level availability products in combination with Legato's current FullTime offerings, will provide Legato with yet another significant competitive advantage. With the additional platform and operating system support, Legato will capitalize on the rapidly converging data protection and data availability markets that are driven by customers who demand 24 x 7 access to information."


About Vinca Corporation

Vinca Corporation is the creator of the StandbyServer product family, including versions for Windows NT, NetWare and OS/2 Warp. Vinca's availability management products provide server-clustering solutions for high-availability server fail-over. Vinca also offers an online backup system with breakthrough
SnapShotServer(TM) technology, and solutions for disaster recovery. Vinca's products are designed for organizations needing increased data availability and reliability.


About Legato Systems

Legato Systems, Inc. develops, markets, and supports an integrated set of enterprise storage management software products for heterogeneous client/server computing environments. Large customers around the world select the Company's solution because of its reliability, platform independence, and unique ability to seamlessly integrate with existing and future computing environments. Legato's storage management software has become the recognized de facto standard with the largest installed base, representing over 60,000 customers, protecting more than 4 million systems. Twenty-five of the world's largest system and applications vendors have chosen Legato as a strategic partner for protecting their customers' data, including Banyan, Compaq, Data General, Fujitsu/Amdahl, Fujitsu/ICL, Groupe Bull, Hewlett-Packard, Hitachi, Informix, NEC, Netscape, Network Appliance, Nihon-Unisys, Oracle, Siemens AG, Silicon Graphics, Sony, StorageTek, and Sun Microsystems. The company's NetWorker, BusinesSuite, SmartMedia, and GEMS products are also licensed, resold, or endorsed by other major vendors, including BMC Software Box Hill, Microsoft Corporation, MTI Technology, and Novell. Legato NetWorker is also Computer Associates-ready and Tivoli-ready. Legato's home page address on the World Wide Web is http://www.legato.com.


This  announcement  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical or anticipated results in such statements. Factors that might cause such a difference include, but are not limited to, risks associated with acquisitions generally, including integration of operations, diversion of management's time and attention, risk of a downturn in Legato's or Vinca's results of operations during the period the merger is pending, and other risks discussed in the "Risk Factors" section of the Company's Report on Form 10-K filed with the Securities and Exchange Commission in February, 1999, and in the "Risk Factors" section of the Company's Report on Form 10-Q filed with the Securities and Exchange Commission in April, 1999, copies of which are available on request from the Company. This public announcement contains information that is accurate as of June 7, 1999, the date of this public announcement.

                                      # # #

The securities to be issued in this transaction will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an appropriate exemption from registration requirements.

Legato, Legato Systems, Legato NetWorker, SmartMedia and ClientPak are registered trademarks, and NetWorker Archive, NetWorker HSM, Celestra, Fulltime, SmartClient, StorSuite, Legato BusinesSuite, Power Edition, GEMS, and OpenTape are trademarks of Legato Systems, Inc. in the U.S. and/or other countries. Vinca is a registered trademark of Vinca Corporation and SnapshotServer is a trademark of Vinca Corporation. Any other product, trademark, company, or service names mentioned herein are the property of their respective owners.